UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
(Rule 14a-101)
INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
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Titan Pharmaceuticals, Inc.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)
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TITAN PHARMACEUTICALS, INC.
400 Oyster Point Boulevard, Suite 505
South San Francisco, California 94080
NOTICE OF SPECIAL MEETING OF STOCKHOLDERS
To be held June 30, 2020
To the Stockholders of Titan Pharmaceuticals, Inc.:
A special meeting of stockholders of Titan Pharmaceuticals, Inc. (“our company”, “Titan,” “we,” “our,” or “us”) will be held at our executive offices at 400 Oyster Point Boulevard, Suite 505, South San Francisco, California 94080 on Tuesday, June 30, 2020 at 9:00 a.m. local time for the following purpose:
•
to approve an amendment to our certificate of incorporation to increase the number of authorized shares of common stock from 125,000,000 to 225,000,000 (the “Amendment Proposal”); and

•
to consider and take action upon such other matters as may properly come before the meeting or any adjournment thereof.

The close of business on May 22, 2020 has been fixed as the record date for the determination of stockholders entitled to notice of, and to vote at, the meeting or any adjournment thereof.
We are seeking approval of the Amendment Proposal in order to have shares available to undertake one or more financings to support our commercial operations to expand the use of our Probuphine® (buprenorphine) implant for up to six months of maintenance treatment of eligible patients suffering from opioid use disorder and fund other product development efforts, as well as to pursue potential corporate opportunities that may become available to us. In addition, we are contractually obligated to seek stockholder approval of an amendment to certificate of incorporation that will allow for the reservation of shares issuable upon exercise of common stock purchase warrants we issued in our January 2020 financing. Our available cash resources are sufficient to fund our operations only through the third quarter of this year. Accordingly, approval of the Amendment Proposal is critical to our ability to continue our business beyond such time.
Earlier this year, at both our annual meeting and a special meeting of stockholders, we sought to obtain approval of a reverse stock split primarily to meet the $1.00 minimum bid price requirement of Nasdaq Capital Market prior to the March 17, 2020 deadline, which, if successful, would have also resulted in the availability of sufficient authorized shares for the aforementioned purposes. We failed to receive the requisite stockholder approval; however, in light of our compliance with other listing criteria required by Nasdaq, we were granted a 180-day extension from Nasdaq, and together with Nasdaq’s accommodation to listed companies in the wake of the Coronavirus pandemic, now have until November 30, 2020 to meet the minimum bid price requirement . For this reason, our board of directors (the “Board”) has made the determination to only seek an increase in the number of authorized shares and not to seek approval of a reverse stock split at this time.
You are cordially invited to attend the meeting in person. However, to assure your representation at the meeting, please mark, sign, date and return the enclosed proxy as promptly as possible in the enclosed postage-prepaid envelope. If you attend the meeting you may vote in person, even if you returned a proxy.
IMPORTANT
Delaware law requires a majority of our outstanding shares to approve the Amendment Proposal. Please note, if your shares are held in street name, your broker, trust, bank or other nominee holder may elect not to vote your shares unless you direct the nominee holder how to vote by marking your form of proxy and returning it as instructed.
Your vote is important, no matter how many or how few shares you may own.
By Order of the Board of Directors,
Marc Rubin, M.D.
Executive Chairman of the Board
May 22, 2020

TITAN PHARMACEUTICALS, INC.
400 Oyster Point Boulevard, Suite 505
South San Francisco, California 94080
PROXY STATEMENT
SPECIAL MEETING OF STOCKHOLDERS
We are furnishing this proxy statement to the holders of our common stock in connection with the solicitation of proxies on behalf of the Board for use at a special meeting of stockholders to be held at our executive offices at 400 Oyster Point Boulevard, Suite 505, South San Francisco, California 94080 on Tuesday, June 30, 2020 at 9:00 a.m. local time, and any adjournment thereof, for the sole purpose of seeking approval of the Amendment Proposal.
The primary purpose of the Amendment Proposal is to provide available authorized shares to undertake one or more financings to support our commercial operations and product development efforts, as well as to pursue other corporate opportunities that may become available to us. We are also contractually obligated to seek stockholder approval of an amendment to the Charter that will provide for shares underlying certain of our outstanding warrants.
We urge our stockholders to review the information set forth in this proxy statement, particularly under the heading “Approval of the Amendment Proposal”
SOLICITATION OF PROXIES
We will bear the cost of soliciting proxies. In addition to solicitation of proxies by mail, our employees, without extra remuneration, may solicit proxies personally or by telephone. We will reimburse brokerage firms and other custodians, nominees and fiduciaries for their reasonable out-of-pocket expenses for forwarding proxy materials to beneficial owners and seeking instruction with respect thereto. We have retained Alliance Advisors LLC to assist in the solicitation of proxies for a fee of $15,500, plus reimbursement of expenses.
We mailed these proxy materials on or about May 26, 2020 to our stockholders of record and beneficial owners as of May 22, 2020, the record date for the meeting.
GENERAL INFORMATION ABOUT VOTING
Record Date
Only the holders of record of our common stock at the close of business on the record date, May 22, 2020 (the “Record Date”), are entitled to notice of and to vote at the meeting. On the Record Date, there were 95,660,355 shares of our common stock outstanding. Stockholders are entitled to one vote for each share of common stock held on the record date.
Voting
When a proxy is properly executed and returned (and not subsequently properly revoked), the shares it represents will be voted in accordance with the directions indicated thereon, or, if no direction is indicated thereon, it will be voted:
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FOR approval of the Amendment Proposal; and

•
in the discretion of the proxies with respect to any other matters properly brought before the stockholders at the meeting.

Votes Required for Approval
The approval of the amendment to our certificate of incorporation to effect the Amendment Proposal requires the affirmative vote of the holders of a majority of the outstanding shares of our common stock entitled to be voted at the meeting. Specifically, we will need to receive favorable votes from the holders of at least 47,830,178 shares of our common stock for approval of the Amendment Proposal. Abstentions are not treated as votes cast, and therefore will have the effect of a vote against this proposal. We understand that certain brokerage firms have elected not to vote even on “routine” matters such as the Amendment Proposal without your voting instructions. If your brokerage firm has made this decision and you do not provide voting instructions, your vote will not be cast and will have the effect of a vote against the Amendment Proposal. Accordingly, we urge every shareholder, even those with small holdings, to provide instructions to your bank, brokerage firm, or other nominee by voting your proxy.
Broker Non-Votes
A “broker non-vote” occurs when a broker, bank, or other holder of record holding shares for a beneficial owner does not vote on a particular proposal because that holder (i) has not received instructions from the beneficial owner and (ii) does not have discretionary voting power for that particular item.
If you are a beneficial owner and you do not give instructions to your broker, bank, or other holder of record, such holder of record will be entitled to vote the shares with respect to “routine” items but will not be permitted to vote the shares with respect to “non-routine” items (those shares are treated as “broker non-votes”). If you are a beneficial owner, your broker, bank, or other holder of record generally has discretion to vote your shares on the proposal to approve the Amendment Proposal. However, we understand that certain brokerage firms have elected not to vote even on “routine” matters such as the Amendment Proposal without your voting instructions. Accordingly, we urge you to provide instructions to your bank, brokerage firm, or other nominee by voting your proxy to ensure that your shares will be voted in accordance with your wishes at the special meeting.
Revocability of Proxies
You may revoke any proxy given in response to this solicitation by notifying us in writing at the above address, attention: Corporate Secretary by 5 p.m. on June 29, 2020, or by voting a subsequent proxy or in person at the annual meeting. Attendance by a stockholder at the meeting does not alone serve to revoke a proxy. If a broker, trust, bank or other nominee holds your shares, please follow the instructions you receive from that person.
Delivery of Documents to Stockholders Sharing an Address
The SEC has adopted rules that permit companies to deliver a single Notice of Internet Availability or a single copy of proxy materials to multiple stockholders sharing an address unless a company has received contrary instructions from one or more of the stockholders at that address. Upon request, we will promptly deliver a separate Notice of Internet Availability or separate copy of proxy materials to one or more stockholders at a shared address to which a single Notice of Internet Availability or a single copy of proxy materials was delivered. Stockholders may request a separate Notice of Internet Availability or separate copy of proxy materials by contacting our Corporate Controller either by calling 1-650-989-2268 or by mailing a request to 400 Oyster Point Boulevard, Suite 505, South San Francisco, California 94080. Stockholders at a shared address who receive multiple Notices of Internet Availability or multiple copies of proxy materials may request to receive a single Notice of Internet Availability or a single copy of proxy materials in the future in the same manner as described above.
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If you have any questions or require any assistance with voting your shares, please contact our proxy solicitor at the numbers listed below:
Alliance Advisors LLC
200 Broadacres Blvd. Suite 300
Bloomfield, NJ 07003
Stockholders, banks and brokers call toll free: 866-619-4651

APPROVAL OF THE AMENDMENT PROPOSAL
General
Our Board has approved, subject to stockholder approval, an amendment to our certificate of incorporation to effect an increase of our authorized shares of common stock from 125,000,000 to 225,000,000. We are seeking approval of the Amendment Proposal in order to have shares available to undertake one or more financings to support our commercial operations to expand the use of our Probuphine (buprenorphine) implant for up to six months of maintenance treatment of eligible patients suffering from opioid use disorder and fund other product development efforts. Our available cash resources are sufficient to fund our operations only through the third quarter of this year. Accordingly, approval of the Amendment Proposal is critical to our ability to continue our business beyond such time. The Amendment Proposal will also enable us to pursue other potential corporate opportunities that the Board may deem to be in the best interests of our company. In addition, we are contractually obligated to seek stockholder approval of an amendment to the certificate of incorporation that will allow for the reservation of shares issuable upon exercise of common stock purchase warrants we issued in our January 2020 financing.
The form of the proposed amendment to our certificate of incorporation to effect the Amendment Proposal will be substantially as set forth on Annex B (subject to any changes required by applicable law) (the “Amendment”). If approved by our stockholders, the Amendment Proposal would provide us with available shares to undertake one or more financings to support our commercial operations and product development efforts beyond the third quarter of 2020, as well as to pursue other corporate opportunities. In addition, we are contractually obligated to seek stockholder approval of an amendment to the Charter that will provide for shares underlying outstanding warrants to purchase 8,700,000 shares of common stock that we issued in connection with a registered direct offering in January 2020 (the “2020 Warrants”).
If approved, the Amendment Proposal will become effective at the time of filing with the Secretary of State of the State of Delaware. The additional shares of common stock that would be authorized upon approval of the Amendment Proposal would have rights identical to our currently outstanding shares of common stock. The approval of the Amendment Proposal and any future issuance of common stock would not affect the rights of the holders of our currently outstanding common stock, except for effects incidental to the increase in the number of shares of our common stock outstanding, such as dilution of the per share operating results and the voting rights of current holders of our common stock.
As of the Record Date, we had 95,660,355 shares of common stock outstanding and the Board had reserved 1,759,598 shares of common stock for issuance upon the exercise of outstanding stock options, as well as future equity awards under our 2015 Omnibus Incentive Plan. An additional 22,548,978 shares of common stock had been reserved for issuance upon exercise of outstanding warrants and convertible debt. As a result, as of the Record Date, we had only 5,121,069 shares of common stock available for issuance for other purposes. If the Amendment Proposal to increase the authorized number of our shares of common stock is not approved, we will not have sufficient shares of common stock available for issuance for the purposes set forth above, most importantly to undertake the financing necessary to fund our operations beyond the third quarter of this year.
Upon approval of the Amendment Proposal, the Board will reserve 8,700,000 shares for issuance upon exercise of the 2020 Warrants, and while the Board has no current plans, agreements or understandings to issue additional shares of common stock, shares may be issued for various purposes without further stockholder approval. These purposes are expected to include the raising of capital but may also include strategic partnerships, acquisitions, licensing arrangements or other transactions approved by the Board.
Although the Amendment Proposal is not intended as an anti-takeover provision, the additional shares of common stock ultimately could be used to oppose a hostile takeover attempt or to delay or prevent a change in control or management of our company if the Board determines that any such action is not in the best interests of the stockholders.

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If the Amendment Proposal is approved and becomes effective, Article FOURTH, Paragraph A of our Restated Certificate of Incorporation, which sets forth our currently authorized capital stock, will be amended to read in its entirety as follows:
“The total number of shares of all classes of stock that the Corporation shall have the authority to issue is 230,000,000 shares, consisting of 225,000,000 shares of common stock, par value $0.001 per share (the “Common Stock”), and 5,000,000 shares of preferred stock, par value $0.001 per share (the “Preferred Stock”).
The number of authorized shares of Common Stock or Preferred Stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of a majority of the voting power of all of the then-outstanding shares of capital stock of the Corporation entitled to vote thereon, without a vote of the holders of the Preferred Stock, or of any series thereof, unless a vote of any such holders is required pursuant to the terms of any Preferred Stock designation.”
Vote Required for Approval
The amendment to our Charter to increase the authorized number of shares of common stock from 125,000,000 to 225,000,000 requires the affirmative vote of the holders of a majority of shares of our common stock outstanding and entitled to vote at the special meeting.
THE BOARD RECOMMENDS A VOTE “FOR” THE APPROVAL OF THE AMENDMENT PROPOSAL.

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SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
The following table sets forth as of the Record Date, the number of shares of our common stock beneficially owned by (i) each person who is known by us to be the beneficial owner of more than five percent of our common stock; (ii) each director and director nominee; (iii) each of the named executive officers in the Summary Compensation Table; and (iv) all directors and executive officers as a group. As of the Record Date, we had 95,660,355 shares of common stock issued and outstanding.
Name and Address of Beneficial Owner(1)	Shares Beneficially Owned(2)	Percent of Shares Beneficially Owned
Joseph A. Akers(3)	74,974	*%
Sunil Bhonsle(4)	309,155	*
Kate DeVarney(5)	55,876	*
M. David MacFarlane, Ph.D.(6)	39,327	*
James R. McNab, Jr.(7)	89,475	*
Marc Rubin, M.D.(8)	329,250	*
Scott A. Smith(9)	2,501	*
All executive officers and directors as a group (7) persons	900,558	*%

*
Less than one percent.

(1)
Unless otherwise indicated, the address of such individual is c/o Titan Pharmaceuticals, Inc., 400 Oyster Point Boulevard, Suite 505, South San Francisco, California 94080.

(2)
In computing the number of shares beneficially owned by a person and the percentage ownership of a person, shares of our common stock subject to options held by that person that are currently exercisable or exercisable within 60 days of the Record Date are deemed outstanding. Such shares, however, are not deemed outstanding for purposes of computing the percentage ownership of each other person. Except as indicated in the footnotes to this table and pursuant to applicable community property laws, the persons named in the table have sole voting and investment power with respect to all shares of common stock.

(3)
Includes (i) 6,138 shares issuable upon exercise of outstanding options and (ii) 33,334 shares issuable upon exercise of outstanding warrants.

(4)
Includes (i) 177,429 shares issuable upon exercise of outstanding options, (ii) 50,000 shares issuable upon exercise of outstanding warrants and (iii) 9,117 shares held in a family trust for which he serves as trustee.

(5)
Includes 53,489 shares issuable upon exercise of outstanding options.

(6)
Includes (i) 8,944 shares issuable upon exercise of outstanding options and (ii) 13,334 shares issuable upon exercise of outstanding warrants.

(7)
Includes (i) 6,138 shares issuable upon exercise of outstanding options and (ii) 33,334 shares issuable upon exercise of outstanding warrants.

(8)
Includes (i) 169,855 shares issuable upon exercise of outstanding options and (ii) 66,667 shares issuable upon exercise of outstanding warrants.

(9)
Represents shares issuable upon exercise of outstanding options

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GENERAL
Management does not know of any matters other than those stated in this proxy statement that are to be presented for action at the meeting. If any other matters should properly come before the meeting, it is intended that proxies in the accompanying form will be voted on any such other matters in accordance with the judgment of the persons voting such proxies. Discretionary authority to vote on such matters is conferred by such proxies upon the persons voting them.
We will bear the cost of preparing, printing, assembling and mailing the proxy, proxy statement and other material which may be sent to stockholders in connection with this solicitation. It is contemplated that brokerage houses will forward the proxy materials to beneficial owners at our request. In addition to the solicitation of proxies by use of the mails, officers and regular employees of Titan may solicit proxies without additional compensation, by telephone or other electronic means. We may reimburse brokers or other persons holding stock in their names or the names of their nominees for the expenses of forwarding soliciting material to their principals and obtaining their proxies. We have also retained Alliance Advisors LLC to assist in the solicitation of proxies for a fee of $15,500, plus reimbursement of expenses.
WHERE YOU CAN FIND MORE INFORMATION
We file annual, quarterly and current reports, proxy statements and other documents with the SEC under the Exchange Act. Titan’s SEC filings made electronically through the SEC’s EDGAR system are available to the public at the SEC’s website at http://www.sec.gov. You may also read and copy any document we file with the SEC at the SEC’s public reference room located at 100 F Street, N.E., Washington, D.C. 20549-1004. Please call the SEC at (800) SEC-0330 for further information on the operation of the public reference room.
By Order of the Board of Directors,
/s/ Marc Rubin Marc Rubin, M.D. Executive Chairman of the Board of Directors
Dated: May 22, 2020

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Annex A
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
PROXY
FOR THE SPECIAL MEETING OF STOCKHOLDERS OF TITAN PHARMACEUTICALS, INC.
TO BE HELD ON JUNE 30, 2020
Sunil Bhonsle, with full power of substitution, hereby is authorized to vote as specified below or, with respect to any matter not set forth below, as he shall determine, all of the shares of common stock of Titan Pharmaceuticals, Inc. that the undersigned would be entitled to vote, if personally present, at the special meeting of stockholders and any adjournment thereof.
Unless otherwise specified, this proxy will be voted FOR Approval of the Amendment Proposal. The board of directors recommends a vote FOR Approval of the Amendment Proposal.
1.
APPROVAL OF THE AMENDMENT PROPOSAL TO INCREASE THE NUMBER OF AUTHORIZED SHARES OF COMMON STOCK FROM 125,000,000 TO 225,000,000.

☐ FOR	☐ AGAINST	☐ ABSTAIN

2.
Please sign exactly as your name appears below. When shares are held by joint tenants, each should sign. When signing as attorney, executor, administrator, trustee, guardian, corporate officer, or partner, please give full title as such.

Date: , 2020
Signature
Signature if held jointly
PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.

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Annex B
CERTIFICATE OF AMENDMENT
TO
THE RESTATED CERTIFICATE OF INCORPORATION
OF
TITAN PHARMACEUTICALS, INC.
It is hereby certified as follows:
1.
The name of the corporation is Titan Pharmaceuticals, Inc. (the “Corporation”).

2.
The Corporation hereby amends the provisions of the Corporation’s Amended and Restated Certificate of Incorporation filed with the Secretary of State on January 23, 1996, as amended (the “Certificate of Incorporation”) by deleting the first paragraph of Article FOURTH in its entirety and replacing it with the following new paragraph:

FOURTH: The total number of shares of all classes of stock which the Corporation shall be authorized to issue is Two Hundred Thirty Million (230,000,000), of which Two Hundred Twenty-Five Million (225,000,000) shall be designated Common Stock with a par value of $.001 per share, and Five Million (5,000,000) shall be designated Preferred Stock with a par value of $.001 per share.
3.
This amendment has been duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

IN WITNESS WHEREOF, this Certificate of Amendment has been executed by a duly authorized officer of this Corporation on this        day of            , 2020.
Titan Pharmaceuticals, Inc.
By:	Sunil Bhonsle, Chief Executive Officer

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